Exhibit 10.10

PROMISSORY NOTE

$100,000.00	January 2, 2026
Miami, FL

FOR VALUE RECEIVED, the undersigned, Non-Invasive Monitoring Systems, Inc., a Florida corporation with its principal place of business at 4400 Biscayne Blvd., Miami, FL 33137 (“Maker”), promises to pay to the order of Frost Gamma Investments Trust, with its principal place of business at 4400 Biscayne Blvd., 15th Floor Miami, FL 33137 (“Payee”), at such place as may be designated in writing by Payee, the principal sum of ONE HUNDRED THOUSAND AND 00/XX ($100,000.00) (this “Note”).

1. The principal amount of the loan evidenced hereby, together with any accrued and unpaid interest, and any and all unpaid costs, fees and expenses accrued, shall be due and payable on June 30, 2026 (the “Maturity Date”).

2. All amounts outstanding from time to time hereunder shall bear interest at the rate of eleven percent (11%) per annum until such amounts are paid.

3. This Note may be prepaid in whole or in part without penalty or premium. All payments of principal shall be made in lawful money of the United States which shall be legal tender in payment of all debts, public and private, at the time of payment.

4. The Maker agrees to pay all costs of collection incurred in enforcing this Note, including attorneys’ fees and costs at both trial and appellate levels and in any bankruptcy action. In the event any legal proceedings are instituted in connection with, or for the enforcement of, this Note, Payee shall be entitled to recover its costs of suit, including attorneys’ fees and costs, at both trial and appellate levels and in any bankruptcy action.

5. Each maker, endorser and guarantor or any person, firm or corporation becoming liable under this Note hereby consents to any extension or renewal of this Note or any part hereof, without notice, and agrees that they will remain liable under this Note during any extension or renewal hereof, until the debts represented hereby are paid in full.

6. All persons now or at any time liable for payment of this Note hereby waive presentment, protest, notice of protest and dishonor. The Maker expressly consents to any extension or renewal, in whole or in part, and all delays in time of payment or other performance which Payee may grant at any time and from time to time without limitation and without any notice or further consent of the undersigned. The remedies of Payee as provided herein shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as the occasion therefor shall arise.

7. This Note is to be governed by and construed in accordance with the applicable laws of the State of Florida. Any action brought upon the enforcement of this Note is hereby authorized to be instituted and prosecuted in the state and federal courts located in Miami-Dade County, Florida, at the election of Payee.

8. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. This Note shall not be assignable or transferable by Maker without the express written consent of Payee.

9. No delay on the part of Payee in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy. No single or partial exercise of a right or remedy shall preclude other or further exercise of that or any other right or remedy. The failure of Payee to insist upon strict performance of any term of this Note, or to exercise any right or remedy hereunder, shall not be construed as a waiver or relinquishment by the Payee for the future use of that term, right or remedy. No waiver of any right of the Payee is effective unless in writing executed by the Payee.

10. The unenforceability or invalidity of any provision of this Note as to any person or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

NIMS Promissory Note in Favor of FGIT – January 2, 2026

IN WITNESS WHEREOF, the undersigned has executed this Note on the date specified below.

DATE: January 2, 2026	MAKER:

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	James J. Martin
Its:	CFO

NIMS Promissory Note in Favor of FGIT – January 2, 2026